Exhibit 99.1

AquaBounty Technologies Announces First Quarter 2023 Financial Results

MAYNARD, Mass., May 4, 2023 -- AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, today announced the Company’s financial results for the quarter ended March 31, 2023.

First Quarter 2023 Highlights and Recent Developments

•	Generated $398 thousand in product revenue in the first quarter, a year-over-year decrease of 59% as compared to $963 thousand in the first quarter of 2022.
•	Net loss in the first quarter of 2023 was $6.5 million, as compared to $5.1 million in the first quarter of 2022.
•	Construction activities for the Pioneer, Ohio farm site continued to progress.
•	Cash and cash equivalents and restricted cash totaled $73.8 million as of March 31, 2023, as compared to $102.6 million as of December 31, 2022.

Management Commentary

“Our first quarter results were impacted by the need to conduct planned repairs to our Indiana farm,” said Sylvia Wulf, Chief Executive Officer of AquaBounty.  “The year-over-year revenue decline for the quarter was related to the scheduled downtime needed to make facility repairs.  Additionally, with the transition of our PEI grow-out facility to broodstock maintenance and egg production last August, we no longer are harvesting GE salmon from that farm. Demand for our fish continues to exceed our supply and during March the Indiana farm had its highest monthly harvest output to date.

“We continue to make progress on the construction of our new farm in Pioneer, Ohio and we encourage our investors to view the pictures and drone footage that we’ve made available on our website to document the farm’s progression.  The timing for the closing of our bond financing is still expected to be mid-year and we are closely monitoring bond interest rates, project cost estimates and the general economic environment.

“We are also moving forward in growth areas outside of GE salmon, including expansion of our conventional salmon egg and fry business and potential partnerships in conventional salmon farming outside of North America.  I look forward to providing my fellow shareholders with an update in the near future,” concluded Wulf.

About AquaBounty

At AquaBounty Technologies, Inc. (NASDAQ: AQB), we believe we are a leader in the field of land-based aquaculture and the use of technology for improving its productivity and sustainability.  Our objective is to ensure the availability of high-quality seafood to meet growing global consumer demand, while addressing critical production constraints in the most popular farmed species.  AquaBounty provides fresh Atlantic salmon to nearby markets by raising its fish in carefully monitored land-based fish farms through a safe, secure and sustainable process. AquaBounty’s land-based Recirculating Aquaculture System (“RAS”) farms, located in Indiana, United States and Prince Edward Island, Canada, are close to key consumption markets and are designed to prevent disease and to include multiple levels of fish containment to protect wild fish populations. AquaBounty is raising nutritious salmon that is free of antibiotics and contaminants and provides a solution with a reduced carbon footprint without the risk of pollution to marine ecosystems as compared to traditional sea-cage farming. For more information on AquaBounty, please visit www.aquabounty.com or follow us on Facebook,  Twitter,  LinkedIn and Instagram.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, including regarding the timing of the contemplated bond financing; timing of construction; and expansion of potential business and partnership opportunities. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these statements because they involve significant risks and uncertainties about AquaBounty. AquaBounty may use words such as “expect,” “anticipate,” “continue,” “project,” “plan,” “moving forward,” “believe,” “will,” “may,” the negative forms of these words and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are, among other things, the potential for delays and increased costs related to construction of our new farms and renovations to existing farms; a failure to raise additional capital to finance our activities on acceptable terms; an inability to produce and sell our products in sufficient volume and at acceptable cost and prices; any inability to protect our intellectual property and other proprietary rights and technologies; the effect of changes in applicable laws, regulations and policies; our ability to secure any necessary regulatory approvals; the degree of market acceptance of our products; our failure to retain and recruit key personnel; and the price and volatility of our common stock. Forward-looking statements speak only as of the date hereof, and, except as required by law, AquaBounty undertakes no obligation to update or revise these forward-looking statements. For information regarding the risks faced by us, please refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.

Company Contact:
AquaBounty Technologies
Dave Conley
Corporate Communications
(613) 294-3078

Media Contact:
Vince McMorrow
Fahlgren Mortine
(614) 906-1671
vince.mcmorrow@Fahlgren.com

Investor Relations:
Lucas A. Zimmerman
MZ Group - MZ North America
(949) 259-4987
AQB@mzgroup.us

AquaBounty Technologies, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$72,776,543	$101,638,557
Inventory	2,376,207	2,276,592
Prepaid expenses and other current assets	2,290,836	2,133,583
Total current assets	77,443,586	106,048,732

Property, plant and equipment, net	127,357,662	106,286,186
Right of use assets, net	206,734	222,856
Intangible assets, net	214,713	218,139
Restricted cash	1,000,000	1,000,000
Other assets	65,162	64,859
Total assets	$206,287,857	$213,840,772

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$10,836,269	$12,000,592
Accrued employee compensation	704,925	1,021,740
Current debt	2,377,781	2,387,231
Other current liabilities	4,631	20,830
Total current liabilities	13,923,606	15,430,393

Long-term lease obligations	202,103	203,227
Long-term debt, net	6,526,105	6,286,109
Total liabilities	20,651,814	21,919,729

Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value, 150,000,000 shares authorized at March 31, 2023 and December 31, 2022; 71,338,938 and 71,110,713 shares outstanding at March 31,
2023 and December 31, 2022, respectively	71,339	71,111
Additional paid-in capital	385,585,097	385,388,684
Accumulated other comprehensive loss	(512,348)	(516,775)
Accumulated deficit	(199,508,045)	(193,021,977)
Total stockholders' equity	185,636,043	191,921,043

Total liabilities and stockholders' equity	$206,287,857	$213,840,772

AquaBounty Technologies, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues
Product revenues	$397,846	$962,881

Costs and expenses
Product costs	3,559,240	3,275,690
Sales and marketing	198,285	247,572
Research and development	122,917	167,189
General and administrative	3,000,482	2,376,236
Total costs and expenses	6,880,924	6,066,687

Operating loss	(6,483,078)	(5,103,806)

Other expense
Interest expense	(66,274)	(75,288)
Other income, net	63,284	67,368
Total other expense	(2,990)	(7,920)

Net loss	$(6,486,068)	$(5,111,726)

Other comprehensive income (loss):
Foreign currency translation gain	4,427	82,905
Unrealized loss on marketable securities	—	(114,065)
Total other comprehensive income (loss)	4,427	(31,160)

Comprehensive loss	$(6,481,641)	$(5,142,886)

Basic and diluted net loss per share	$(0.09)	$(0.07)
Weighted average number of Common Shares -
basic and diluted	71,169,277	71,004,454

AquaBounty Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net loss	$(6,486,068)	$(5,111,726)
Adjustment to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	531,726	490,563
Share-based compensation	196,641	211,328
Other non-cash charge	3,834	4,251
Changes in operating assets and liabilities:
Inventory	(99,936)	(411,794)
Prepaid expenses and other assets	(155,167)	(139,671)
Accounts payable and accrued liabilities	184,232	(6,949)
Accrued employee compensation	(316,815)	(362,416)
Net cash used in operating activities	(6,141,553)	(5,326,414)

Investing activities
Purchases of and deposits on property, plant and equipment	(22,931,293)	(5,762,143)
Maturities of marketable securities	—	45,915,851
Purchases of marketable securities	—	(47,621,291)
Other investing activities	(3,959)	—
Net cash used in investing activities	(22,935,252)	(7,467,583)

Financing activities
Proceeds from issuance of debt	394,156	—
Repayment of term debt	(179,392)	(159,304)
Net cash provided by (used in) financing activities	214,764	(159,304)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	27	8,106
Net change in cash, cash equivalents and restricted cash	(28,862,014)	(12,945,195)
Cash, cash equivalents and restricted cash at beginning of period	102,638,557	89,454,988
Cash, cash equivalents and restricted cash at end of period	$73,776,543	$76,509,793

Reconciliation of cash, cash equivalents and restricted cash reported in the consolidated balance sheet:
Cash and cash equivalents	$72,776,543	$75,509,793
Restricted cash	1,000,000	1,000,000
Total cash, cash equivalents and restricted cash	$73,776,543	$76,509,793

Supplemental disclosure of cash flow information and non-cash transactions:
Interest paid in cash	$62,439	$71,037
Property and equipment included in accounts payable and accrued liabilities	$9,216,027	$1,507,514